Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.geogroup.com

CR-13-32

THE GEO GROUP REPORTS THIRD QUARTER 2013 RESULTS

•	3Q13 Income from Continuing Operations per Share up 80%

•	3Q13 Normalized FFO up 24.6%; 3Q13 AFFO up 32.3%

•	2013 AFFO Guidance of $204-$207 million or $2.85 to $2.88 per Diluted Share

•	Quarterly Dividend Increased 10% to $0.55 per Share

Boca Raton, Fla. – November 6, 2013 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), the world’s leading provider of diversified correctional, detention, and community reentry services, reported today its financial results for the third quarter 2013.

Third Quarter 2013 Highlights

•	Income from Continuing Operations of $0.45 per Diluted Share

•	Net Operating Income of $95.9 million

•	Normalized FFO of $0.59 per Diluted Share

•	AFFO of $0.72 per Diluted Share

For the third quarter 2013, GEO reported Normalized Funds From Operations (“Normalized FFO”) of $42.1 million, or $0.59 per diluted share, an increase of 24.6% from $33.8 million, or $0.55 per diluted share, for the third quarter 2012. GEO reported third quarter 2013 Adjusted Funds From Operations (“AFFO”) of $51.8 million, or $0.72 per diluted share, an increase of 32.3% from $39.1 million, or $0.64 per diluted share, for the third quarter 2012.

GEO reported net operating income for the third quarter 2013 of $95.9 million compared to $101.0 million for the third quarter of 2012. Net operating income, or gross profit, is defined as revenues less operating expenses, excluding depreciation and amortization expense and general and administrative expenses.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our third quarter results, which continue to reflect strong operational and financial performance from our diversified business units. During the third quarter, we achieved several important milestones including several new contract awards totaling more than 5,700 beds which are expected to generate approximately $98 million of annualized revenue. We have also increased our quarterly dividend by 10% to $0.55 per share. We continue to be optimistic regarding the growth opportunities in our industry which we expect will continue to create value for our shareholders.”

GEO reported total revenues for the third quarter 2013 of $379.8 million compared to total revenues of $369.1 million for the third quarter 2012. GEO reported third quarter 2013 income from continuing operations of $0.45 per diluted share, compared to $0.25 per diluted share for the third quarter 2012.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

GEO’s third quarter 2013 earnings reflect offsetting non-ordinary charges and benefits including a net tax benefit of $4.6 million offset by $1.5 million, after-tax, related to the write-off of deferred financing fees in connection with GEO’s recently completed defeasance of non-recourse bonds associated with the South Texas Detention Complex. GEO’s operating expenses also reflect $6.2 million in accrual adjustments to GEO’s insurance reserves.

First Nine Months 2013 Highlights

•	Income from Continuing Operations of $1.25 per Diluted Share

•	Net Operating Income of $294.6 million

•	Normalized FFO of $1.76 per Diluted Share

•	AFFO of $2.15 per Diluted Share

For the first nine months of 2013, GEO reported Normalized FFO of $125.7 million, or $1.76 per diluted share, an increase of 34.4% from $93.5 million, or $1.53 per diluted share, for the first nine months of 2012. GEO reported AFFO of $153.7 million, or $2.15 per diluted share, for the first nine months of 2013, an increase of 38.6% from $110.9 million, or $1.82 per diluted share, for the first nine months of 2012.

Net operating income for the first nine months of 2013 increased to $294.6 million from $292.3 million for the first nine months of 2012. Net operating income, or gross profit, is defined as revenues less operating expenses, excluding depreciation and amortization expense and general and administrative expenses.

For the first nine months of 2013, GEO reported total revenues of $1.14 billion compared to total revenues of $1.10 billion for the first nine months of 2012. GEO reported income from continuing operations of $1.25 per diluted share for the first nine months of 2013, compared to $0.82 per diluted share for the first nine months of 2012.

GEO’s earnings for the first nine months of 2013 reflect offsetting non-ordinary charges and benefits including net tax benefits of $13.0 million offset by $4.7 million, after-tax, in one-time expenses associated with GEO’s REIT conversion and by $5.8 million, after-tax, related to the write-off of deferred financing fees. GEO’s operating expenses also reflect $6.2 million in accrual adjustments to GEO’s insurance reserves.

Net Operating Income, Funds From Operations (“FFO”), Normalized FFO, and AFFO are widely used non-GAAP supplemental financial measures of REIT performance. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

2013 Financial Guidance

GEO confirmed and updated its financial guidance for the fourth quarter 2013 and full-year 2013 to reflect its recent refinancing transaction and the reactivation of its Central Valley and Desert View Modified Community Correctional Facilities in California. GEO confirmed its fourth quarter 2013 revenue guidance in a range of $378 million to $383 million. GEO confirmed its AFFO guidance for the fourth quarter 2013 in a range of $0.70 to $0.73 per diluted share, or $50 million to $53 million.

On a GAAP basis, GEO updated its fourth quarter 2013 income from continuing operations guidance to reflect approximately $1.0 million, or $0.01 per diluted share, in after-tax start-up expenses associated with the reactivation of GEO’s Central Valley and Desert View Modified Community Correctional Facilities in California as well as $8.0 million, after-tax, or $0.12 per diluted share, related to the write-off of deferred financing fees in connection with GEO’s recent $250 million, 5 7/8% senior notes offering and its tender offer and redemption of $250 million in GEO’s 7 3/4% senior notes due 2017. Incorporating these items, GEO expects fourth quarter 2013 GAAP income from continuing operations to be in a range of $0.29 to $0.31 per diluted share.

GEO expects its full year 2013 AFFO guidance to be in a range of $2.85 to $2.88 per diluted share, or $204 million to $207 million. On a GAAP basis, GEO expects its income from continuing operations for the full year 2013 to be in a range of $1.54 to $1.56 per diluted share, including approximately $14.0 million, after-tax, or $0.20 per diluted share, related to the write-off of deferred financing fees and $4.7 million, after-tax, or $0.07 per diluted share, in one-time expenses associated with GEO’s REIT conversion offset by net tax benefits of $13.0 million, or $0.18 per diluted share.

Dividend Update

On November 4, 2013, GEO announced that on November 1, 2013, its Board of Directors declared a quarterly cash dividend of $0.55 per share which will be paid on November 26, 2013 to shareholders of record as of the close of business on November 14, 2013. GEO’s quarterly cash dividend of $0.55 per share, or $2.20 per share annually, represents a 10% increase from GEO’s previous regular quarterly cash dividend. The declaration of future quarterly cash dividends is subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Reconciliation Tables and Supplemental Disclosure

GEO has made available a Supplemental Disclosure which contains reconciliation tables of operating income to net operating income, income from continuing operations to EBITDA and Adjusted EBITDA, and income from continuing operations to FFO, Normalized FFO and AFFO along with supplemental financial and operational information on GEO’s business segments and other important operating metrics. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Disclosure which is available on GEO’s Investor Relations webpage at www.geogroup.com.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

GEO’s 2012 financial results are presented throughout as retrospectively revised for discontinued operations resulting from the discontinuation of three managed-only contracts with the State of Mississippi during the third quarter of 2012 and the divestiture of the healthcare facility business previously held by GEO’s former wholly-owned subsidiary, GEO Care, Inc., which was completed on December 31, 2012.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s third quarter 2013 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-888-680-0865 and the international call-in number is 1-617-213-4853. The conference call participant passcode is 72717785. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations webpage at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until December 6, 2013 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The conference call participant passcode for the telephonic replay is 59839118.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, and community reentry services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 96 facilities totaling approximately 73,000 beds with a growing workforce of approximately 18,000 professionals.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDA, Adjusted EBITDA, Funds from Operations, Normalized Funds from Operations and Adjusted Funds from Operations are non-GAAP financial measures that are presented as supplemental disclosures.

GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO, and AFFO. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2013, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income, or gross profit, is defined as revenues less operating expenses, excluding depreciation and amortization expense and general and administrative expenses.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

EBITDA is defined as income from continuing operations before net interest expense, income tax provision/benefit, depreciation and amortization, and tax provision on equity in earnings of affiliates. Adjusted EBITDA is defined as EBITDA adjusted for net income/loss attributable to non-controlling interests, non-cash stock-based compensation expenses, and certain other adjustments as defined from time to time. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds from Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance.

Adjusted Funds from Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation and the amortization of debt costs and other non-cash interest and by subtracting recurring real estate expenditures that are capitalized and then amortized, but which are required to maintain REIT properties and their revenue stream.

Because of the unique design, structure and use of our correctional facilities, we believe that assessing performance of our correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations. Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in income from continuing operations but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from income from continuing operations. We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the fourth quarter 2013 and full year 2013 and estimates of annualized revenue from new contract awards. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2013 given the various risks to which its business is exposed; (2) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; (9) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (10) GEO’s ability to remain qualified as a REIT; (11) the incurrence of REIT related expenses; and (12) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its form 10-K, 10-Q and 8-K reports.

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Third quarter and first nine months 2013 financial tables to follow:

Condensed Consolidated Statements of Income

(In thousands except per share data)
(Unaudited)		Three Months	Three Months	Nine Months	Nine Months
		Ended	Ended	Ended	Ended
		30-Sep-13	30-Sep-12	30-Sep-13	30-Sep-12
Revenues		$379,842	$369,116	$1,138,526	$1,100,331
Operating expenses		283,903	268,142	843,946	808,003
Depreciation and amortization		23,888	22,944	70,480	68,145
General and administrative expenses		27,222	26,428	86,625	79,143

Operating income		44,829	51,602	137,475	145,040
Interest income		1,084	1,651	3,433	5,219
Interest expense		(21,569)	(20,605)	(62,013)	(62,029)
Loss on extinguishment of debt		(1,451)	(8,462)	(6,978)	(8,462)

Income before income taxes, equity in earnings of affiliates and discontinued operations		22,893	24,186	71,917	79,768
Income tax (benefit) provision		(7,755)	10,125	(14,142)	32,275
Equity in earnings of affiliates, net of income tax provision		1,526	474	3,772	1,652

Income from continuing operations		32,174	14,535	89,831	49,145
Income (loss) from discontinued operations, net of income tax provision		(2,265)	192	(2,265)	3,117

Net income		29,909	14,727	87,566	52,262
Net (income) loss attributable to non-controlling interests		(12)	890	(42)	881

Net income attributable to The GEO Group, Inc.		$29,897	$15,617	$87,524	$53,143

Weighted average shares outstanding
	Basic	71,201	60,906	71,046	60,838
	Diluted	71,655	61,302	71,557	61,083
Income per share from continuing operations attributable to The GEO Group, Inc.
	Basic	$0.45	$0.25	$1.26	$0.82
	Diluted	$0.45	$0.25	$1.25	$0.82
Income per share attributable to The GEO Group, Inc.
	Basic	$0.42	$0.26	$1.23	$0.87
	Diluted	$0.42	$0.25	$1.22	$0.87

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Balance Sheets

(In thousands)
	(Unaudited)
	30-Sep-13	31-Dec-12
ASSETS
Current Assets
Cash and cash equivalents	$53,161	$31,755
Restricted cash and investments	9,337	15,654
Accounts receivable, less allowance for doubtful accounts	244,558	246,635
Current deferred income tax assets	18,290	18,290
Prepaid expenses and other current assets	48,481	24,849

Total current assets	373,827	337,183

Restricted Cash and Investments	24,303	32,756
Property and Equipment, Net	1,729,407	1,687,159
Assets Held for Sale	1,200	3,243
Direct Finance Lease Receivable	19,310	26,757
Non-Current Deferred Income Tax Assets	2,532	2,532
Goodwill	490,230	490,308
Intangible Assets, Net	167,085	178,318
Other Non-Current Assets	87,511	80,938

Total Assets	$2,895,405	$2,839,194

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	46,057	50,110
Accrued payroll and related taxes	46,437	39,322
Accrued expenses	119,268	116,557
Current portion of capital lease obligations, long-term debt, and non-recourse debt	17,120	53,882
Current liabilities of discontinued operations	2,265	—

Total current liabilities	231,147	259,871

Non-Current Deferred Income Tax Liabilities	15,703	15,703
Other Non-Current Liabilities	74,224	82,025
Capital Lease Obligations	11,177	11,926
Long-Term Debt	1,448,233	1,317,529
Non-Recourse Debt	80,548	104,836
Total Shareholders’ Equity	1,034,373	1,047,304

Total Liabilities and Shareholders’ Equity	$2,895,405	$2,839,194

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Income from Continuing Operations to Funds from Operations, Normalized FFO, and Adjusted Funds from Operations

(In thousands)
(Unaudited)	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	30-Sep-13	30-Sep-12	30-Sep-13	30-Sep-12
Income from Continuing Operations	$32,174	$14,535	$89,831	$49,145
Net (Income) Loss Attributable to Non-controlling Interests	(12)	890	(42)	881
Real Estate Related Depreciation and Amortization	13,123	12,796	38,374	37,915

Funds from Operations	$45,285	$28,221	$128,163	$87,941

Funds from Operations	$45,285	$28,221	$128,163	$87,941
REIT Conversion Related Expenses, net of tax	—	605	4,697	605
Tax Benefit Related to IRS Settlement & REIT Conversion	(4,622)	—	(13,038)	—
Loss on Extinguishment of Debt, net of tax	1,451	4,977	5,847	4,977

Normalized Funds from Operations	$42,114	$33,803	$125,669	$93,523

Normalized Funds from Operations	$42,114	$33,803	$125,669	$93,523
Non-Real Estate Related Depreciation & Amortization	10,765	10,148	32,106	30,230
Consolidated Maintenance Capital Expenditures	(5,140)	(7,388)	(14,436)	(20,188)
Stock Based Compensation Expenses	2,423	1,579	5,768	5,012
Amortization of Debt Costs and Other Non-Cash Interest	1,594	972	4,609	2,341

Adjusted Funds from Operations (AFFO)	$51,756	$39,114	$153,716	$110,918

Normalized FFO Per Diluted Share	$0.59	$0.55	$1.76	$1.53

AFFO Per Diluted Share	$0.72	$0.64	$2.15	$1.82

Weighted Average Common Shares Outstanding-Diluted	71,655	61,302	71,557	61,083

Reconciliation of Operating Income to Net Operating Income

(In thousands)
(Unaudited)	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	30-Sep-13	30-Sep-12	30-Sep-13	30-Sep-12
Operating Income	$44,829	$51,602	$137,475	$145,040
Depreciation and amortization	23,888	22,944	70,480	68,145
General and administrative expenses	27,222	26,428	86,625	79,143

Net Operating Income	$95,939	$100,974	$294,580	$292,328

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

(In thousands)
(Unaudited)	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	30-Sep-13	30-Sep-12	30-Sep-13	30-Sep-12
Income from continuing operations	$32,174	$14,535	$89,831	$49,145
Interest expense, net	20,485	18,954	58,580	56,810
Income tax (benefit) provision	(7,755)	10,125	(14,142)	32,275
Depreciation and amortization	23,888	22,944	70,480	68,145
Tax provision on equity in earnings of affiliates	578	234	1,472	858

EBITDA	$69,370	$66,792	$206,221	$207,233
Adjustments
Net (income) loss attributable to non-controlling interests	(12)	890	(42)	881
Stock based compensation expenses, pre-tax	2,423	1,579	5,768	5,012
REIT conversion related expenses, pre-tax	—	1,000	7,438	1,000
Loss on extinguishment of debt, pre-tax	1,451	8,462	6,978	8,462

Adjusted EBITDA	$73,232	$78,723	$226,363	$222,588

2013 Outlook/Reconciliation

(Unaudited)
(In thousands except per share data)
	Full Year 2013
Net Income	$110,000	to	$112,000
Real Estate Related Depreciation and Amortization	52,000		52,000

Funds from Operations (FFO)	$162,000	to	$164,000

REIT Conversion Related Expenses & Write-Off of Deferred Financing Fees	19,000		19,000
Tax Benefit	(13,000)		(13,000)

Normalized Funds from Operations	$168,000	to	$170,000

Non-Real Estate Related Depreciation and Amortization	43,000		43,000
Consolidated Maintenance Capex	(21,000)		(23,000)
Non-Cash Stock Based Compensation and Non-Cash Interest Expense	14,000		17,000

Adjusted Funds From Operations (AFFO)	$204,000	to	$207,000

Net Cash Interest Expense	80,000		80,000
Consolidated Maintenance Capex	21,000		23,000
Income Taxes	—		5,000

Adjusted EBITDA	$305,000	to	$315,000

G&A Expenses	105,000		106,000
Non-Cash Stock Based Compensation	(7,000)		(8,000)

Net Operating Income	$403,000	to	$413,000

FFO Per Share	$2.26	to	$2.28
AFFO Per Share	$2.85	to	$2.88
Weighted Average Common Shares Outstanding-Diluted	71,700		71,800

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations